Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli             Andrea Myers
Investor Relations             Corporate Communications
(918) 595-3027             (918) 594-7794

BOK Financial Reports Quarterly Earnings of $66 Million
New Quarterly Record for Fees and Commissions Revenue
TULSA, Okla. (Wednesday, July 27, 2016) - BOK Financial Corporation reported net income of $65.8 million or $1.00 per diluted share for the second quarter of 2016. Net income was $42.6 million or $0.64 per diluted share for the first quarter of 2016 and $79.2 million or $1.15 per diluted share for the second quarter of 2015.

Steven G. Bradshaw, president and chief executive officer, stated, “It was a solid quarter for the company, with very strong loan growth and record fee and commission revenue led by brokerage and trading, fiduciary and asset management, and transaction processing. In addition, stability in the commodity price environment translated into lower credit costs for the quarter and reduced concern about spillover impact on the economies in energy states such as Oklahoma, Texas, and Colorado. We continue to see strong growth opportunities across our footprint, and reflecting our confidence, we continued with our stock buyback program during the quarter."

Stacy Kymes, executive vice president, Corporate Banking, added, "We continue to be fully committed to the energy business and our energy customers. During the quarter we provided $172 million of new loan commitments to 20 new borrowers in the industry, and year to date we have provided $254 million of new loan commitments to 35 new borrowers. Energy lending is core to our DNA, and our experience in previous commodity cycles has shown that is a profitable business, and when approached in a consistent and disciplined manner, losses during down cycles are manageable. This long term view has served us well, and today we remain well-positioned in the industry with a complete service offering, world-class energy lending team, and enviable customer base."
Second Quarter 2016 Highlights

•
Net interest revenue totaled $182.6 million for the second quarter of 2016, unchanged compared to the first quarter of 2016. Net interest margin was 2.63 percent for the second quarter of 2016, compared to 2.65 percent for the first quarter of 2016. Average earning assets increased $246 million during the second quarter of 2016, primarily related to a $271 million increase in average loan balances.

•
Fees and commissions revenue totaled $183.5 million for the second quarter of 2016, an increase of $17.9 million over the prior quarter. Brokerage and trading revenue was up $7.2 million and mortgage banking revenue grew by $3.8 million. Fiduciary and asset management revenue increased $2.8 million and transaction card revenue increased $2.6 million.

•
Changes in the fair value of mortgage servicing rights, net of economic hedges, decreased pre-tax net income by $1.2 million in the second quarter of 2016 and decreased pre-tax net income $11.4 million in the first quarter of 2016. Hedge coverage was increased during the second quarter.

•
Operating expense was $254.7 million for the second quarter, an increase of $9.8 million over the previous quarter. Personnel expense increased $6.6 million, primarily due to revenue-driven incentive compensation. Non-personnel expense increased $3.2 million. Mortgage banking expense, professional fees and services expense, intangible asset amortization and business promotion expense increased over the prior quarter. Non-personnel expense in the first quarter of 2016 included $6.8 million of expense related to several litigation accruals and a post-acquisition valuation adjustment.

•
A $20.0 million provision for credit losses was recorded in the second quarter of 2016 compared to a $35.0 million provision in the first quarter of 2016. The decrease in the provision for credit losses was due to improving credit metric trends, largely driven by energy price stability. Net loans charged off totaled $7.5 million in the second quarter of 2016, compared to $22.5 million in the previous quarter.

•
The combined allowance for credit losses totaled $252 million or 1.54 percent of outstanding loans at June 30, 2016 compared to $240 million or 1.50 percent of outstanding loans at March 31, 2016. The portion of the combined allowance attributed to the energy portfolio totaled 3.58 percent of outstanding energy loans at June 30, 2016, an increase from 3.19 percent of outstanding energy loans at March 31, 2016.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $251 million or 1.55 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2016 and $252 million or 1.59 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2016. Nonperforming energy loans increased $8.6 million during the second quarter.

•
Average loans increased by $271 million over the previous quarter, primarily due to an increase in commercial real estate loans. Period-end outstanding loan balances increased $384 million to $16.4 billion at June 30, 2016. Commercial loans increased $68.0 million as growth across most loan classes was partially offset by a $210.8 million decrease in outstanding energy loans.

•
Average deposits decreased $159 million compared to the previous quarter primarily due to decreased interest-bearing transaction account balances. Growth in demand deposit balances was offset by a decrease in time deposits. Period-end deposits were $20.8 billion at June 30, 2016, an increase of $341 million from March 31, 2016.

•
The common equity Tier 1 capital ratio at June 30, 2016 was 11.86 percent. Other regulatory capital ratios were Tier 1 capital ratio, 11.86 percent, total capital ratio, 13.51 percent and leverage ratio, 9.06 percent. At March 31, 2016, the common equity Tier 1 capital ratio was 12.00 percent, the Tier 1 capital ratio was 12.00 percent, total capital ratio was 13.21 percent, and leverage ratio was 9.12 percent. The total capital ratio was supported by the issuance of $150 million of 40 year, fixed rate subordinated debt during the second quarter.

•
The company paid a regular quarterly cash dividend of $28 million or $0.43 per common share during the second quarter of 2016. On July 26, 2016, the board of directors approved a quarterly cash dividend of $0.43 per common share payable on or about August 26, 2016 to shareholders of record as of August 12, 2016.

•	The company repurchased 305,169 common shares at an average price of $58.23 per share during the second quarter of 2016. No shares were repurchased during the first quarter of 2016.

Net Interest Revenue
Net interest revenue was $182.6 million for the second quarter of 2016, unchanged compared to the first quarter of 2016.
Net interest margin was 2.63 percent for the second quarter of 2016, a decrease of 2 basis points compared to the first quarter of 2016. The yield on average earning assets was 2.91 percent, a decrease of 1 basis point. The loan portfolio yield increased 1 basis point to 3.58 percent. The yield on the available for sale securities portfolio decreased 4 basis points to 2.04 percent. In addition, the yield on average earning assets decreased 1 basis point due to a governmental policy decision to reduce dividends paid on Federal Reserve Bank stock. Funding costs were 0.41 percent, up 1 basis point.
Average earning assets increased $246 million during the second quarter of 2016. Average loan balances increased $271 million, primarily due to growth in commercial real estate balances. Average interest-bearing deposit balances decreased $215 million compared to the first quarter of 2016. The average balance of borrowed funds increased $399 million.
Fees and Commissions Revenue
Fees and commissions revenue totaled $183.5 million for the second quarter of 2016, an increase of $17.9 million over the first quarter of 2016.
Brokerage and trading revenue increased $7.2 million. Customer hedging revenue increased $4.6 million primarily due to increased volumes of contracts with our mortgage banking and energy customers. Investment banking revenue grew by $2.9 million primarily due to growth in loan syndication fees and bond underwriting fees, which are both dependent on the timing and volume of completed transactions.
Mortgage banking revenue totaled $38.2 million for the second quarter of 2016, a $3.8 million increase over the first quarter of 2016. Revenue from mortgage loan production increased $3.4 million due to growth in the volume of mortgage loans sold and mortgage loan commitments during the quarter. Average primary mortgage interest rates were 15 basis points lower than in the first quarter of 2016. Total mortgage loans originated during the second quarter increased $575 million or 46 percent over the prior quarter. Outstanding mortgage loan commitments at June 30 increased $63 million or 7 percent over March 31.
Fiduciary and asset management revenue increased $2.8 million largely due to an annual assessment of tax preparation fees and growth in assets under management. Transaction card revenue increased $2.6 million primarily due to a seasonal increase in transaction volumes along with a customer early termination fee.
Operating Expense
Total operating expense was $254.7 million for the second quarter of 2016, an increase of $9.8 million over the first quarter of 2016.
Personnel expense increased by $6.6 million over the first quarter of 2016 primarily due to an increase in incentive compensation expense. Revenue-driven cash-based incentive compensation increased $4.5 million. Share-based compensation expense increased $1.7 million primarily due to an increase in BOKF stock price. In addition, increased regular compensation expense and employee healthcare costs were offset by a decrease in payroll tax expense.
Non-personnel expense increased $3.2 million over the first quarter of 2016. Mortgage banking expense increased $3.4 million primarily from increased prepayments of loans serviced for others due to lower mortgage interest rates. Professional fees and services expense increased $2.4 million due largely to the annual cost of wealth management customer tax preparation services and costs incurred in preparation for the mobank acquisition. Business promotion expense had a seasonal increase of $1.0 million over the prior quarter. The $1.5 million increase in intangible asset amortization expense was from an adjustment to a consolidated merchant-banking investment.
Other expense decreased $7.2 million compared to the prior quarter. The first quarter of 2016 included $4.1 million of litigation accruals and a $2.7 million post-acquisition valuation adjustment to a consolidated merchant banking investment.
Loans, Deposits and Capital
Loans
Outstanding loans were $16.4 billion at June 30, 2016, an increase of $384 million over the previous quarter, primarily due to growth in commercial real estate. Personal, commercial and residential mortgage loan balances also grew over the prior quarter.
Outstanding commercial loan balances increased $68 million over March 31, 2016. Service sector loans increased $102 million and wholesale/retail sector loans increased $81 million. Healthcare sector loans grew by $56 million and other commercial and industrial loans increased $45 million. As expected, energy loan balances decreased $211 million compared to March 31, 2016. Unfunded energy loan commitments decreased by $161 million during the second quarter to $1.9 billion.
Commercial real estate loans grew by $211 million over March 31, 2016. Loans secured by industrial facilities grew by $81 million primarily in the Oklahoma, Texas and Arizona markets. Loans secured by office buildings increased $74 million primarily in the Texas and Arizona markets. Multifamily residential loans increased $54 million. Growth in other commercial real estate balances was offset by a decrease in retail sector and residential construction and land development loan balances.
Deposits
Period-end deposits totaled $20.8 billion at June 30, 2016, an increase of $341 million over March 31, 2016. Demand deposit balances grew by $474 million, partially offset by a $94 million decrease in time deposits and a $41 million decrease in interest-bearing transaction deposit balances. Among the lines of business, Wealth Management deposits grew by $522 million over March 31, 2016. Consumer Banking deposits decreased $89 million and Commercial Banking deposits decreased $62 million. The overall decrease in Commercial Banking deposits was due to decreased balances held by our commercial and industrial customers, partially offset by increases in balances held by our energy, commercial real estate and small business customers.
Capital
The company's common equity Tier 1 capital ratio was 11.86 percent at June 30, 2016. In addition, the company's Tier 1 capital ratio was 11.86 percent, total capital ratio was 13.51 percent and leverage ratio was 9.06 percent at June 30, 2016. At March 31, 2016, the company's common equity Tier 1 capital ratio was 12.00 percent, Tier 1 capital ratio was 12.00 percent, total capital ratio was 13.21 percent, and leverage ratio was 9.12 percent.

During the second quarter BOK Financial issued $150 million of 40 year, 5.375 percent fixed rate subordinated debt. The debt is callable at any time after 5 years. Proceeds of the debt increased the total capital ratio by 60 basis points.
The company's tangible common equity ratio, a non-GAAP measure, was 9.33 percent at June 30, 2016 and 9.34 percent at March 31, 2016. The tangible common equity ratio is primarily based on total shareholders' equity which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.
Credit Quality
Nonperforming assets totaled $350 million or 2.13 percent of outstanding loans and repossessed assets at June 30, 2016 compared to $349 million or 2.18 percent at March 31, 2016. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $251 million or 1.55 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2016 compared to $252 million or 1.59 percent at March 31, 2016.
Nonaccruing loans totaled $247 million or 1.51 percent of outstanding loans at June 30, 2016, compared to $242 million or 1.51 percent of outstanding loans at March 31, 2016. The increase in nonaccruing loans was primarily due to an $8.6 million increase in nonaccruing energy loans. New nonaccruing loans identified in the second quarter totaled $33 million, offset by $12 million in payments received, $8.8 million in charge-offs and $3.2 million in foreclosures and repossessions. At June 30, 2016, nonaccruing commercial loans totaled $182 million or 1.76 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $7.8 million or 0.22 percent of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $57 million or 3.03 percent of outstanding residential mortgage loans.
Potential problem loans, which are defined as performing loans that based on known information cause management concern as to the borrowers' ability to continue to perform, increased to $501 million at June 30 from $460 million at March 31. The increase largely resulted from an $18 million increase in potential problem energy loans.
Net loans charged off totaled $7.5 million for the second quarter of 2016, compared to $22.5 million in the first quarter of 2016. Gross charge-offs totaled $8.8 million for the second quarter, compared to $24.0 million for the previous quarter. Charge-offs in both the second and first quarters largely came from the energy loan portfolio. Recoveries totaled $1.4 million for the second quarter of 2016 and $1.5 million for the first quarter of 2016.
After evaluating all credit factors, the company recorded a $20.0 million provision for credit losses during the second quarter of 2016. The company recorded a $35.0 million provision for credit losses in the previous quarter. The lower provision reflects improvement in credit metrics over the previous quarter, largely driven by energy price stability and decreased rates of newly identified nonaccruing and potential problem loans.
The combined allowance for credit losses totaled $252 million or 1.54 percent of outstanding loans and 111 percent of nonaccruing loans at June 30, 2016. The allowance for loan losses was $243 million and the accrual for off-balance sheet credit losses was $9.0 million.

Energy Portfolio Credit Quality
The company's $2.8 billion energy portfolio consists of 79 percent of loans to exploration and production companies, 9 percent to energy services companies and 12 percent to midstream and other energy borrowers. Substantially all of the loans to exploration and production companies are secured by first lien positions in established energy reserves. Only $10 million of these loans are in junior lien positions. None represent higher-risk mezzanine financing or subordinated debt and none are high-yield debt.
The company completed an energy loan portfolio redetermination during the second quarter. The redetermination supported that $136 million of impaired energy loans required no allowance for credit losses based on the adequacy of collateral, including $123 million that are current on all payments due. At June 30, 2016, the portion of the combined allowance for credit losses attributed to the energy portfolio totaled $101 million or 3.58 percent of outstanding energy loans.
Marc Maun, chief credit officer, noted, "We are pleased to see energy asset quality stabilize in the second quarter. Total criticized energy loans decreased from the first quarter and charge-offs were down significantly. We recognize that macroeconomic factors may result in additional pressure on commodity prices but we are pleased with how our portfolio has performed through the extended energy downturn."
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.8 billion at June 30, 2016, a $55 million decrease compared to March 31, 2016. At June 30, 2016, the available for sale portfolio consisted primarily of $5.7 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.9 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At June 30, 2016, the available for sale securities portfolio had a net unrealized gain of $195 million compared to a net unrealized gain of $155 million at March 31, 2016. The increase in net unrealized gain was primarily due to changes in interest rates during the quarter. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at June 30, 2016 increased $19 million during the second quarter to $123 million. Commercial mortgage-backed securities had a net unrealized gain of $58 million at June 30, 2016, up from $38 million at March 31, 2016.
In the second quarter of 2016, the company recognized $5.3 million of net gains from sales of $326 million of available for sale securities. Securities were sold either because they had reached their expected maximum potential return or to move into securities that will perform better in the current rate environment. The company recognized $4.0 million of net gains from sales of $469 million of available for sale securities in the first quarter of 2016.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. Changes in the fair value of mortgage servicing rights are highly dependent on primary mortgage interest rates offered to borrowers and other factors. Changes in the fair value of securities and interest rate derivatives are highly dependent on secondary mortgage rates, or rates required by investors. Changes in the spread between primary and secondary mortgage rates cannot be effectively hedged and can cause significant earnings volatility.

The fair value of mortgage servicing rights decreased by $16.3 million during the second quarter of 2016 as primary mortgage rates fell during the quarter. The fair value of securities and interest rate derivative contracts held as an economic hedge increased by $15.0 million during the quarter due to a decrease in average secondary mortgage and interest rate swap rates. Hedge coverage was increased during the second quarter to improve its effectiveness. The fair value of mortgage servicing rights, net of economic hedges, decreased $11.4 million in the first quarter of 2016, primarily due to falling primary residential mortgage interest rates and we narrowed the forward-looking spread between primary mortgage interest rates and yields on mortgage-backed securities.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, July 27, 2016 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-412-902-6611. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-0088 and referencing conference ID # 10088478.

About BOK Financial Corporation
BOK Financial Corporation is a $32 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of June 30, 2016 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2016	Mar. 31, 2016	June 30, 2015
ASSETS
Cash and due from banks	$498,713	$481,510	$443,577
Interest-bearing cash and cash equivalents	1,907,838	1,831,162	2,119,072
Trading securities	211,622	279,539	158,209
Investment securities	560,711	576,047	625,664
Available for sale securities	8,830,689	8,886,036	9,000,117
Fair value option securities	263,265	418,887	436,324
Restricted equity securities	319,639	314,590	231,520
Residential mortgage loans held for sale	430,728	332,040	502,571
Loans:
Commercial	10,356,437	10,288,425	9,775,721
Commercial real estate	3,581,966	3,370,507	3,033,497
Residential mortgage	1,880,923	1,869,309	1,884,728
Personal	587,423	494,325	430,190
Total loans	16,406,749	16,022,566	15,124,136
Allowance for loan losses	(243,259)	(233,156)	(201,087)
Loans, net of allowance	16,163,490	15,789,410	14,923,049
Premises and equipment, net	315,199	311,161	284,238
Receivables	173,638	167,209	149,629
Goodwill	382,739	383,789	385,454
Intangible assets, net	43,372	44,944	46,061
Mortgage servicing rights	190,747	196,055	198,694
Real estate and other repossessed assets, net	24,054	29,896	35,499
Derivative contracts, net	883,673	790,146	630,435
Cash surrender value of bank-owned life insurance	307,860	305,510	298,606
Receivable on unsettled securities sales	142,820	5,640	8,693
Other assets	319,653	270,374	248,151
TOTAL ASSETS	$31,970,450	$31,413,945	$30,725,563

LIABILITIES AND EQUITY
Deposits:
Demand	$8,424,609	$7,950,675	$8,156,401
Interest-bearing transaction	9,668,869	9,709,766	9,899,777
Savings	419,262	416,505	379,172
Time	2,247,061	2,341,374	2,624,379
Total deposits	20,759,801	20,418,320	21,059,729
Funds purchased	56,780	62,755	64,677
Repurchase agreements	472,683	630,101	712,033
Other borrowings	5,830,736	5,633,862	4,332,162
Subordinated debentures	371,812	226,385	226,278
Accrued interest, taxes and expense	197,742	148,711	124,568
Due on unsettled securities purchases	11,757	19,508	37,571
Derivative contracts, net	719,159	705,578	620,277
Other liabilities	147,242	212,460	135,435
TOTAL LIABILITIES	28,567,712	28,057,680	27,312,730
Shareholders' equity:
Capital, surplus and retained earnings	3,251,201	3,228,446	3,323,840
Accumulated other comprehensive income	117,632	93,109	51,792
TOTAL SHAREHOLDERS' EQUITY	3,368,833	3,321,555	3,375,632
Non-controlling interests	33,905	34,710	37,201
TOTAL EQUITY	3,402,738	3,356,265	3,412,833
TOTAL LIABILITIES AND EQUITY	$31,970,450	$31,413,945	$30,725,563

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
ASSETS
Interest-bearing cash and cash equivalents	$2,022,028	$2,052,840	$1,995,945	$2,038,611	$2,002,456
Trading securities	237,808	188,100	150,402	179,098	127,391
Investment securities	562,391	587,465	602,369	616,091	628,489
Available for sale securities	8,890,112	8,951,435	8,971,090	8,942,261	9,063,006
Fair value option securities	368,434	450,478	435,449	429,951	435,294
Restricted equity securities	319,136	294,529	262,461	255,610	221,911
Residential mortgage loans held for sale	401,114	289,743	310,425	401,359	464,269
Loans:
Commercial	10,265,782	10,268,793	10,024,756	9,685,768	9,634,306
Commercial real estate	3,550,611	3,364,076	3,186,629	3,198,200	2,989,615
Residential mortgage	1,864,458	1,865,742	1,835,195	1,847,696	1,857,464
Personal	582,281	493,382	540,418	460,647	423,967
Total loans	16,263,132	15,991,993	15,586,998	15,192,311	14,905,352
Allowance for loan losses	(245,448)	(234,116)	(207,156)	(202,829)	(198,400)
Total loans, net	16,017,684	15,757,877	15,379,842	14,989,482	14,706,952
Total earning assets	28,818,707	28,572,467	28,107,983	27,852,463	27,649,768
Cash and due from banks	507,085	505,522	514,629	487,283	492,737
Derivative contracts, net	823,584	632,102	657,780	669,264	475,687
Cash surrender value of bank-owned life insurance	306,318	304,141	301,793	299,424	297,022
Receivable on unsettled securities sales	49,568	115,101	62,228	64,591	94,374
Other assets	1,480,780	1,379,138	1,435,763	1,396,708	1,454,484
TOTAL ASSETS	$31,986,042	$31,508,471	$31,080,176	$30,769,733	$30,464,072

LIABILITIES AND EQUITY
Deposits:
Demand	$8,162,134	$8,105,756	$8,312,961	$7,994,607	$7,996,717
Interest-bearing transaction	9,590,855	9,756,843	9,527,491	9,760,839	10,063,589
Savings	417,122	397,479	382,284	379,828	381,833
Time	2,297,621	2,366,543	2,482,714	2,557,874	2,651,820
Total deposits	20,467,732	20,626,621	20,705,450	20,693,148	21,093,959
Funds purchased	70,682	112,211	73,220	70,281	63,312
Repurchase agreements	611,264	662,640	623,921	672,085	773,977
Other borrowings	6,076,028	5,583,917	4,957,175	4,779,981	4,001,479
Subordinated debentures	232,795	226,368	226,332	226,296	307,903
Derivative contracts, net	791,313	544,722	632,699	597,908	455,431
Due on unsettled securities purchases	93,812	158,050	248,811	90,135	151,369
Other liabilities	298,170	268,705	251,953	240,704	235,173
TOTAL LIABILITIES	28,641,796	28,183,234	27,719,561	27,370,538	27,082,603
Total equity	3,344,246	3,325,237	3,360,615	3,399,195	3,381,469
TOTAL LIABILITIES AND EQUITY	$31,986,042	$31,508,471	$31,080,176	$30,769,733	$30,464,072

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Interest revenue	$202,267	$191,813	$404,063	$376,382
Interest expense	19,655	16,082	38,879	32,925
Net interest revenue	182,612	175,731	365,184	343,457
Provision for credit losses	20,000	4,000	55,000	4,000
Net interest revenue after provision for credit losses	162,612	171,731	310,184	339,457
Other operating revenue:
Brokerage and trading revenue	39,530	36,012	71,871	67,719
Transaction card revenue	34,950	32,778	67,304	63,788
Fiduciary and asset management revenue	34,813	32,712	66,869	64,181
Deposit service charges and fees	22,618	22,328	45,160	44,012
Mortgage banking revenue	38,224	36,846	72,654	76,166
Other revenue	13,352	11,871	25,256	22,672
Total fees and commissions	183,487	172,547	349,114	338,538
Other gains, net	1,307	1,457	2,867	2,212
Gain (loss) on derivatives, net	10,766	(1,032)	17,904	(121)
Gain (loss) on fair value option securities, net	4,279	(8,130)	13,722	(5,483)
Change in fair value of mortgage servicing rights	(16,283)	8,010	(44,271)	(512)
Gain on available for sale securities, net	5,326	3,433	9,290	7,760
Total other-than-temporary impairment losses	—	—	—	(781)
Portion of loss recognized in other comprehensive income	—	—	—	689
Net impairment losses recognized in earnings	—	—	—	(92)
Total other operating revenue	188,882	176,285	348,626	342,302
Other operating expense:
Personnel	142,490	132,695	278,333	261,243
Business promotion	6,703	7,765	12,399	13,513
Professional fees and services	14,158	9,560	25,917	19,619
Net occupancy and equipment	19,677	18,927	38,443	37,971
Insurance	7,129	5,116	14,394	10,096
Data processing and communications	32,802	30,655	64,819	60,427
Printing, postage and supplies	3,889	3,553	7,796	7,014
Net losses and operating expenses of repossessed assets	1,588	223	2,658	836
Amortization of intangible assets	2,624	1,090	3,783	2,180
Mortgage banking costs	15,809	8,227	28,188	18,394
Other expense	7,856	9,302	22,895	16,085
Total other operating expense	254,725	227,113	499,625	447,378

Net income before taxes	96,769	120,903	159,185	234,381
Federal and state income taxes	30,497	40,630	51,925	79,014

Net income	66,272	80,273	107,260	155,367
Net income (loss) attributable to non-controlling interests	471	1,043	(1,105)	1,294
Net income attributable to BOK Financial Corporation shareholders	$65,801	$79,230	$108,365	$154,073

Average shares outstanding:
Basic	65,245,887	68,096,341	65,271,214	68,175,327
Diluted	65,302,927	68,210,353	65,317,177	68,277,386

Net income per share:
Basic	$1.00	$1.15	$1.64	$2.23
Diluted	$1.00	$1.15	$1.64	$2.23

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Capital:
Period-end shareholders' equity	$3,368,833	$3,321,555	$3,230,556	$3,377,226	$3,375,632
Risk weighted assets	$24,191,016	$23,707,824	$23,429,897	$22,706,537	$22,533,295
Risk-based capital ratios:
Common equity tier 1	11.86%	12.00%	12.13%	12.78%	13.01%
Tier 1	11.86%	12.00%	12.13%	12.78%	13.01%
Total capital	13.51%	13.21%	13.30%	13.89%	14.11%
Leverage ratio	9.06%	9.12%	9.25%	9.55%	9.75%
Tangible common equity ratio[1]	9.33%	9.34%	9.02%	9.78%	9.72%

Common stock:
Book value per share	$51.15	$50.21	$49.03	$49.88	$48.96
Tangible book value per share	44.68	43.73	42.51	43.52	42.70
Market value per share:
High	$65.14	$60.16	$74.73	$70.26	$71.66
Low	$51.00	$43.74	$58.25	$57.04	$59.59
Cash dividends paid	$28,241	$28,294	$28,967	$28,766	$28,841
Dividend payout ratio	42.92%	66.47%	48.60%	38.41%	36.40%
Shares outstanding, net	65,866,317	66,155,103	65,894,032	67,713,031	68,945,139
Stock buy-back program:
Shares repurchased	305,169	—	1,874,074	1,258,348	—
Amount	$17,771	$—	$119,780	$80,276	$—
Average price per share	$58.23	$—	$63.91	$63.79	$—

Performance ratios (quarter annualized):
Return on average assets	0.83%	0.54%	0.76%	0.97%	1.04%
Return on average equity	8.00%	5.21%	7.12%	8.84%	9.50%
Net interest margin	2.63%	2.65%	2.64%	2.61%	2.61%
Efficiency ratio	68.45%	69.05%	67.93%	64.34%	64.21%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,368,833	$3,321,555	$3,230,556	$3,377,226	$3,375,632
Less: Goodwill and intangible assets, net	426,111	428,733	429,370	430,460	431,515
Tangible common equity	$2,942,722	$2,892,822	$2,801,186	$2,946,766	$2,944,117

Total assets	$31,970,450	$31,413,945	$31,476,128	$30,566,905	$30,725,563
Less: Goodwill and intangible assets, net	426,111	428,733	429,370	430,460	431,515
Tangible assets	$31,544,339	$30,985,212	$31,046,758	$30,136,445	$30,294,048

Tangible common equity ratio	9.33%	9.34%	9.02%	9.78%	9.72%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Other data:
Fiduciary assets	$39,924,734	$39,113,305	$38,333,638	$37,780,669	$38,772,018
Tax equivalent adjustment	$4,372	$4,385	$3,222	$3,244	$3,035
Net unrealized gain on available for sale securities	$195,385	$155,236	$38,109	$144,884	$89,158

Mortgage banking:
Mortgage servicing portfolio	$21,178,387	$20,294,662	$19,678,226	$18,928,726	$17,979,623
Mortgage commitments	$965,631	$902,986	$601,147	$742,742	$849,619
Mortgage loans funded for sale	$1,818,844	$1,244,015	$1,365,431	$1,614,225	$1,828,230
Mortgage loan refinances to total fundings	44%	49%	41%	30%	40%
Mortgage loans sold	$1,742,582	$1,239,391	$1,424,527	$1,778,099	$1,861,968

Net realized gains on mortgage loans sold	$19,205	$10,779	$15,705	$18,968	$23,856
Change in net unrealized gain on mortgage loans held for sale	3,221	8,198	(5,615)	(251)	(743)
Total production revenue	22,426	18,977	10,090	18,717	23,113
Servicing revenue	15,798	15,453	14,949	14,453	13,733
Total mortgage banking revenue	$38,224	$34,430	$25,039	$33,170	$36,846

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$10,766	$7,138	$(732)	$1,460	$(1,005)
Gain (loss) on fair value option securities, net	4,279	9,443	(4,127)	5,926	(8,130)
Gain (loss) on economic hedge of mortgage servicing rights	15,045	16,581	(4,859)	7,386	(9,135)
Gain (loss) on changes in fair value of mortgage servicing rights	(16,283)	(27,988)	7,416	(11,757)	8,010
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$(1,238)	$(11,407)	$2,557	$(4,371)	$(1,125)

Net interest revenue on fair value option securities	$1,348	$2,033	$2,137	$2,140	$1,985

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015

Interest revenue	$202,267	$201,796	$196,782	$193,664	$191,813
Interest expense	19,655	19,224	15,521	15,028	16,082
Net interest revenue	182,612	182,572	181,261	178,636	175,731
Provision for credit losses	20,000	35,000	22,500	7,500	4,000
Net interest revenue after provision for credit losses	162,612	147,572	158,761	171,136	171,731
Other operating revenue:
Brokerage and trading revenue	39,530	32,341	30,255	31,582	36,012
Transaction card revenue	34,950	32,354	32,319	32,514	32,778
Fiduciary and asset management revenue	34,813	32,056	31,165	30,807	32,712
Deposit service charges and fees	22,618	22,542	22,813	23,606	22,328
Mortgage banking revenue	38,224	34,430	25,039	33,170	36,846
Other revenue	13,352	11,904	14,233	12,978	11,871
Total fees and commissions	183,487	165,627	155,824	164,657	172,547
Other gains, net	1,307	1,560	2,329	1,161	1,457
Gain (loss) on derivatives, net	10,766	7,138	(732)	1,283	(1,032)
Gain (loss) on fair value option securities, net	4,279	9,443	(4,127)	5,926	(8,130)
Change in fair value of mortgage servicing rights	(16,283)	(27,988)	7,416	(11,757)	8,010
Gain on available for sale securities, net	5,326	3,964	2,132	2,166	3,433
Total other-than-temporary impairment losses	—	—	(2,114)	—	—
Portion of loss recognized in other comprehensive income	—	—	387	—	—
Net impairment losses recognized in earnings	—	—	(1,727)	—	—
Total other operating revenue	188,882	159,744	161,115	163,436	176,285
Other operating expense:
Personnel	142,490	135,843	133,182	129,062	132,695
Business promotion	6,703	5,696	8,416	5,922	7,765
Charitable contributions to BOKF Foundation	—	—	—	796	—
Professional fees and services	14,158	11,759	10,357	10,147	9,560
Net occupancy and equipment	19,677	18,766	19,356	18,689	18,927
Insurance	7,129	7,265	5,415	4,864	5,116
Data processing and communications	32,802	32,017	31,248	30,708	30,655
Printing, postage and supplies	3,889	3,907	3,108	3,376	3,553
Net losses and operating expenses of repossessed assets	1,588	1,070	343	267	223
Amortization of intangible assets	2,624	1,159	1,090	1,089	1,090
Mortgage banking costs	15,809	12,379	11,496	9,107	8,227
Other expense	7,856	15,039	8,547	10,601	9,302
Total other operating expense	254,725	244,900	232,558	224,628	227,113
Net income before taxes	96,769	62,416	87,318	109,944	120,903
Federal and state income taxes	30,497	21,428	26,242	34,128	40,630
Net income	66,272	40,988	61,076	75,816	80,273
Net income (loss) attributable to non-controlling interests	471	(1,576)	1,475	925	1,043
Net income attributable to BOK Financial Corporation shareholders	$65,801	$42,564	$59,601	$74,891	$79,230

Average shares outstanding:
Basic	65,245,887	65,296,541	66,378,380	67,668,076	68,096,341
Diluted	65,302,927	65,331,428	66,467,729	67,762,483	68,210,353
Net income per share:
Basic	$1.00	$0.64	$0.89	$1.09	$1.15
Diluted	$1.00	$0.64	$0.89	$1.09	$1.15

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Commercial:
Energy	$2,818,656	$3,029,420	$3,097,328	$2,838,167	$2,902,143
Services	2,830,864	2,728,891	2,784,276	2,706,624	2,681,126
Healthcare	2,051,146	1,995,425	1,883,380	1,741,680	1,646,025
Wholesale/retail	1,532,957	1,451,846	1,422,064	1,461,936	1,533,730
Manufacturing	595,403	600,645	556,729	555,677	579,549
Other commercial and industrial	527,411	482,198	508,754	493,338	433,148
Total commercial	10,356,437	10,288,425	10,252,531	9,797,422	9,775,721

Commercial real estate:
Retail	795,419	810,522	796,499	769,449	688,447
Multifamily	787,200	733,689	751,085	758,658	711,333
Office	769,112	695,552	637,707	626,151	563,085
Industrial	645,586	564,467	563,169	563,871	488,054
Residential construction and land development	157,576	171,949	160,426	153,510	148,574
Other commercial real estate	427,073	394,328	350,147	363,428	434,004
Total commercial real estate	3,581,966	3,370,507	3,259,033	3,235,067	3,033,497

Residential mortgage:
Permanent mortgage	969,007	948,405	945,336	937,664	946,324
Permanent mortgages guaranteed by U.S. government agencies	192,732	197,350	196,937	192,712	190,839
Home equity	719,184	723,554	734,620	738,619	747,565
Total residential mortgage	1,880,923	1,869,309	1,876,893	1,868,995	1,884,728

Personal	587,423	494,325	552,697	465,957	430,190

Total	$16,406,749	$16,022,566	$15,941,154	$15,367,441	$15,124,136

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015

Bank of Oklahoma:
Commercial	$3,698,215	$3,656,034	$3,782,687	$3,514,391	$3,529,406
Commercial real estate	781,458	747,689	739,829	677,372	614,995
Residential mortgage	1,415,766	1,411,409	1,409,114	1,405,235	1,413,690
Personal	246,229	204,158	255,387	185,463	190,909
Total Bank of Oklahoma	6,141,668	6,019,290	6,187,017	5,782,461	5,749,000

Bank of Texas:
Commercial	3,901,632	3,936,809	3,908,425	3,752,193	3,738,742
Commercial real estate	1,311,408	1,211,978	1,204,202	1,257,741	1,158,056
Residential mortgage	222,548	217,539	219,126	222,395	228,683
Personal	233,304	210,456	203,496	194,051	156,260
Total Bank of Texas	5,668,892	5,576,782	5,535,249	5,426,380	5,281,741

Bank of Albuquerque:
Commercial	398,427	402,082	375,839	368,027	392,362
Commercial real estate	322,956	323,059	313,422	312,953	291,953
Residential mortgage	114,226	117,655	120,507	121,232	123,376
Personal	10,569	10,823	11,557	10,477	11,939
Total Bank of Albuquerque	846,178	853,619	821,325	812,689	819,630

Bank of Arkansas:
Commercial	81,227	79,808	92,359	76,044	99,086
Commercial real estate	69,235	66,674	69,320	82,225	85,997
Residential mortgage	6,874	7,212	8,169	8,063	6,999
Personal	7,025	918	819	4,921	5,189
Total Bank of Arkansas	164,361	154,612	170,667	171,253	197,271

Colorado State Bank & Trust:
Commercial	1,076,620	1,030,348	987,076	1,029,694	1,019,454
Commercial real estate	237,569	219,078	223,946	229,835	229,721
Residential mortgage	59,425	52,961	53,782	50,138	54,135
Personal	35,064	24,497	23,384	30,683	30,373
Total Colorado State Bank & Trust	1,408,678	1,326,884	1,288,188	1,340,350	1,333,683

Bank of Arizona:
Commercial	670,814	656,527	606,733	608,235	572,477
Commercial real estate	639,112	605,383	507,523	482,918	472,061
Residential mortgage	38,998	40,338	44,047	41,722	37,493
Personal	24,248	18,372	31,060	17,609	12,875
Total Bank of Arizona	1,373,172	1,320,620	1,189,363	1,150,484	1,094,906

Bank of Kansas City:
Commercial	529,502	526,817	499,412	448,838	424,194
Commercial real estate	220,228	196,646	200,791	192,023	180,714
Residential mortgage	23,086	22,195	22,148	20,210	20,352
Personal	30,984	25,101	26,994	22,753	22,645
Total Bank of Kansas City	803,800	770,759	749,345	683,824	647,905

TOTAL BOK FINANCIAL	$16,406,749	$16,022,566	$15,941,154	$15,367,441	$15,124,136

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Bank of Oklahoma:
Demand	$4,020,181	$3,813,128	$4,133,520	$3,834,145	$4,068,088
Interest-bearing:
Transaction	5,741,302	5,706,067	5,971,819	5,783,258	6,018,381
Savings	247,984	246,122	226,733	225,580	225,694
Time	1,167,271	1,198,022	1,202,274	1,253,137	1,380,566
Total interest-bearing	7,156,557	7,150,211	7,400,826	7,261,975	7,624,641
Total Bank of Oklahoma	11,176,738	10,963,339	11,534,346	11,096,120	11,692,729

Bank of Texas:
Demand	2,677,253	2,571,883	2,627,764	2,689,493	2,565,234
Interest-bearing:
Transaction	2,035,634	2,106,905	2,132,099	1,996,223	2,020,817
Savings	83,862	83,263	77,902	74,674	74,373
Time	516,231	530,657	549,740	554,106	536,844
Total interest-bearing	2,635,727	2,720,825	2,759,741	2,625,003	2,632,034
Total Bank of Texas	5,312,980	5,292,708	5,387,505	5,314,496	5,197,268

Bank of Albuquerque:
Demand	530,853	557,200	487,286	520,785	508,224
Interest-bearing:
Transaction	573,690	560,684	563,723	529,862	537,156
Savings	49,200	47,187	43,672	41,380	41,802
Time	250,068	259,630	267,821	281,426	285,890
Total interest-bearing	872,958	867,501	875,216	852,668	864,848
Total Bank of Albuquerque	1,403,811	1,424,701	1,362,502	1,373,453	1,373,072

Bank of Arkansas:
Demand	30,607	31,318	27,252	25,397	19,731
Interest-bearing:
Transaction	278,335	265,803	202,857	290,728	284,349
Savings	1,853	1,929	1,747	1,573	1,712
Time	18,911	21,035	24,983	26,203	28,220
Total interest-bearing	299,099	288,767	229,587	318,504	314,281
Total Bank of Arkansas	329,706	320,085	256,839	343,901	334,012

Colorado State Bank & Trust:
Demand	528,124	413,506	497,318	430,675	403,491
Interest-bearing:
Transaction	625,240	610,077	616,697	655,206	601,741
Savings	31,509	33,108	31,927	31,398	31,285
Time	254,164	271,475	296,224	320,279	322,432
Total interest-bearing	910,913	914,660	944,848	1,006,883	955,458
Total Colorado State Bank & Trust	1,439,037	1,328,166	1,442,166	1,437,558	1,358,949

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Bank of Arizona:
Demand	396,837	341,828	326,324	306,425	352,024
Interest-bearing:
Transaction	302,297	313,825	358,556	293,319	298,073
Savings	3,198	3,277	2,893	4,121	2,726
Time	28,681	29,053	29,498	26,750	28,165
Total interest-bearing	334,176	346,155	390,947	324,190	328,964
Total Bank of Arizona	731,013	687,983	717,271	630,615	680,988

Bank of Kansas City:
Demand	240,754	221,812	197,424	234,847	239,609
Interest-bearing:
Transaction	112,371	146,405	153,203	150,253	139,260
Savings	1,656	1,619	1,378	1,570	1,580
Time	11,735	31,502	35,524	36,630	42,262
Total interest-bearing	125,762	179,526	190,105	188,453	183,102
Total Bank of Kansas City	366,516	401,338	387,529	423,300	422,711

TOTAL BOK FINANCIAL	$20,759,801	$20,418,320	$21,088,158	$20,619,443	$21,059,729

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.51%	0.53%	0.29%	0.28%	0.25%
Trading securities	1.89%	2.47%	2.86%	2.70%	1.85%
Investment securities:
Taxable	5.41%	5.53%	5.41%	5.49%	5.49%
Tax-exempt	2.25%	2.22%	1.53%	1.54%	1.56%
Total investment securities	3.52%	3.51%	3.03%	3.04%	3.05%
Available for sale securities:
Taxable	2.01%	2.06%	2.02%	1.99%	1.92%
Tax-exempt	5.06%	4.95%	4.22%	4.15%	4.21%
Total available for sale securities	2.04%	2.08%	2.04%	2.01%	1.94%
Fair value option securities	2.19%	2.38%	2.32%	2.30%	2.17%
Restricted equity securities	4.84%	5.85%	5.95%	5.95%	5.82%
Residential mortgage loans held for sale	3.53%	3.75%	3.85%	3.79%	3.37%
Loans	3.58%	3.57%	3.55%	3.54%	3.65%
Allowance for loan losses
Loans, net of allowance	3.63%	3.63%	3.60%	3.59%	3.70%
Total tax-equivalent yield on earning assets	2.91%	2.92%	2.86%	2.83%	2.84%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.14%	0.14%	0.09%	0.08%	0.09%
Savings	0.10%	0.09%	0.09%	0.10%	0.11%
Time	1.16%	1.21%	1.26%	1.33%	1.36%
Total interest-bearing deposits	0.33%	0.34%	0.32%	0.34%	0.35%
Funds purchased	0.19%	0.27%	0.11%	0.08%	0.08%
Repurchase agreements	0.05%	0.05%	0.04%	0.03%	0.03%
Other borrowings	0.57%	0.56%	0.38%	0.30%	0.31%
Subordinated debt	1.52%	1.26%	1.13%	1.04%	2.21%
Total cost of interest-bearing liabilities	0.41%	0.40%	0.34%	0.32%	0.35%
Tax-equivalent net interest revenue spread	2.50%	2.52%	2.52%	2.51%	2.49%
Effect of noninterest-bearing funding sources and other	0.13%	0.13%	0.12%	0.10%	0.12%
Tax-equivalent net interest margin	2.63%	2.65%	2.64%	2.61%	2.61%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Nonperforming assets:
Nonaccruing loans:
Commercial	$181,989	$174,652	$76,424	$33,798	$24,233
Commercial real estate	7,780	9,270	9,001	10,956	20,139
Residential mortgage	57,061	57,577	61,240	44,099	45,969
Personal	354	331	463	494	550
Total nonaccruing loans	247,184	241,830	147,128	89,347	90,891
Accruing renegotiated loans guaranteed by U.S. government agencies	78,806	77,597	74,049	81,598	82,368
Real estate and other repossessed assets	24,054	29,896	30,731	33,116	35,499
Total nonperforming assets	$350,044	$349,323	$251,908	$204,061	$208,758
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$251,497	$252,176	$155,959	$118,578	$122,673

Nonaccruing loans by loan class:
Commercial:
Energy	$168,145	$159,553	$61,189	$17,880	$6,841
Services	9,388	9,512	10,290	10,692	10,944
Wholesale / retail	2,772	3,685	2,919	3,058	4,166
Manufacturing	293	312	331	352	379
Healthcare	875	1,023	1,072	1,218	1,278
Other commercial and industrial	516	567	623	598	625
Total commercial	181,989	174,652	76,424	33,798	24,233
Commercial real estate:
Residential construction and land development	4,261	4,789	4,409	4,748	9,367
Retail	1,265	1,302	1,319	1,648	3,826
Office	606	629	651	684	2,360
Multifamily	65	250	274	185	195
Industrial	76	76	76	76	76
Other commercial real estate	1,507	2,224	2,272	3,615	4,315
Total commercial real estate	7,780	9,270	9,001	10,956	20,139
Residential mortgage:
Permanent mortgage	27,228	27,497	28,984	30,660	32,187
Permanent mortgage guaranteed by U.S. government agencies	19,741	19,550	21,900	3,885	3,717
Home equity	10,092	10,530	10,356	9,554	10,065
Total residential mortgage	57,061	57,577	61,240	44,099	45,969
Personal	354	331	463	494	550
Total nonaccruing loans	$247,184	$241,830	$147,128	$89,347	$90,891

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015

Performing loans 90 days past due[1]	$2,899	$8,019	$1,207	$101	$99

Gross charge-offs	$(8,845)	$(23,991)	$(4,851)	$(5,274)	$(2,877)
Recoveries	1,386	1,519	1,870	3,521	2,206
Net charge-offs	$(7,459)	$(22,472)	$(2,981)	$(1,753)	$(671)

Provision for credit losses	$20,000	$35,000	$22,500	$7,500	$4,000

Allowance for loan losses to period end loans	1.48%	1.46%	1.41%	1.33%	1.33%
Combined allowance for credit losses to period end loans	1.54%	1.50%	1.43%	1.35%	1.34%
Nonperforming assets to period end loans and repossessed assets	2.13%	2.18%	1.58%	1.33%	1.38%
Net charge-offs (annualized) to average loans	0.18%	0.56%	0.08%	0.05%	0.02%
Allowance for loan losses to nonaccruing loans[1]	106.95%	104.89%	180.09%	238.84%	230.67%
Combined allowance for credit losses to nonaccruing loans[1]	110.93%	107.87%	181.46%	243.05%	231.68%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.